Focused on Our Future 2Q 2026 Strategic & Financial Highlights Published July 28, 2026

This presentation includes forward-looking statements based on information currently available to management unless the context requires otherwise, references to “we,” “us,” “our” and “FirstEnergy” refers to FirstEnergy Corp. and its subsidiaries. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 and settlements with the U.S. Attorney’s Office for the Southern District of Ohio and the Securities and Exchange Commission (“SEC”); the risks and uncertainties associated with litigation, including the securities class action lawsuit, regulatory proceedings, arbitration, mediation and similar proceedings; changes in national and regional economic conditions affecting us and/or our customers and the vendors with which we do business, including geopolitical conflicts, recession, volatile interest rates, inflationary pressures, supply chain disruptions, higher fuel costs, and workforce impacts; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters, which may result in increased storm restoration expenses or material liability and negatively affect future operating results; the potential liabilities and increased costs arising from regulatory actions or outcomes in response to severe weather conditions and other natural disasters; legislative and regulatory developments, and executive orders, including, but not limited to, matters related to rates, generation resource adequacy, co-location of generation and large loads, and compliance and enforcement activity; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets, including the loss of FirstEnergy Corp.’s status as a well-known seasoned issuer; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology systems, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, strengthening our balance sheet and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations and may also cause it to make contributions to its pension sooner or in amounts that are larger than currently anticipated; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, our generation resource planning in West Virginia, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to environmental laws and regulations, including, but not limited to, federal and state rules related to climate change, coal combustion residuals, and potential changes to such laws and regulations; changes in customers’ demand for power, including, but not limited to, economic conditions, development of data centers, the impact of climate change and emerging technology, particularly with respect to electrification, energy storage, co-location of generation and large loads, and distributed sources of generation; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, the One Big Beautiful Bill Act of 2025, as signed into law on July 4, 2025, or adverse tax audit results or rulings and potential changes to such laws and regulations; the ability to meet our publicly-disclosed goals relating to climate-related matters, opportunities, improvements, and efficiencies, including FirstEnergy’s greenhouse gas reduction goals; and the risks and other factors discussed from time to time in FirstEnergy Corp.’s SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by the FirstEnergy Corp. Board at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Forward-Looking Statements Strategic & Financial Highlights - July 28, 20262

Non-GAAP Financial Matters 3 This presentation contains references to certain financial measures, including Core Earnings per share (“Core EPS”), as “non-GAAP financial measures,” which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and exclude the impact of “special items” as described in greater detail on slides 19-25. Management uses non-GAAP financial measures to evaluate the company’s and its segments’ performance, and manage its operations and references non-GAAP financial measures in its decision- making, using them to facilitate historical and ongoing performance comparisons. Management believes that non-GAAP financial measures of Core EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results, excluding the impacts described above, that may not be consistent or comparable across periods or across the company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Core EPS is EPS attributable to FirstEnergy Corp. Also, such non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure, trends useful in evaluating the company’s ongoing core activities and results of operations, or otherwise warrant separate classification. Core EPS is calculated based on the weighted average number of common shares outstanding in the respective period. A reconciliation of forward-looking non-GAAP measures, including 2026 Core EPS, and Core EPS compound annual growth rate (“CAGR”) projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures are not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Core EPS guidance, or Core EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These special items are uncertain, depend on various factors and may have a material impact on our future GAAP results. Strategic & Financial Highlights - July 28, 2026

Key Takeaways for Today's Call

- **Significant increase in data center demand**
  - Total (pipeline + contracted) data center demand of 24.8 GW, ~30% increase since 1Q26
  - Contracted data center demand of 6.4 GW, ~50% increase since 1Q26; expect 1.5 GW to be contracted in the next two weeks
- **Substantial Generation opportunities to support increasing data center demand in West Virginia**
  - In discussions with prospective data center customers
  - Evaluating alternative structures to support future investments
- **Advancing key regulatory strategies across our footprint**
  - WV Inflation & Investment Adjustment: Expect order by end of July 2026
  - WV CPCN: Expect order in 2H26
  - OH TYRP: Expect order in 2Q27
  - NJ Base Rate Case: Expect to file in 3Q26
  - MD Base Rate Case: Expect to file in 3Q26
  - 2026 PJM Open Window: Proposals due September 21, 2026
- **Strong financial and operational performance in 2026**
  - 2Q and YTD Core EPS in line with plan
  - On track to deploy $6B of capital investments
- **Reaffirming 2026 Core EPS[1] Guidance and Long-Term Core EPS[1] CAGR near the top end of 6-8% (2026-2030)**

We are executing on our plan, advancing key regulatory strategies, and capitalizing on investment opportunities to increase earnings growth

(1) With respect to Core EPS guidance, the Company is unable to reconcile this forward-looking non-GAAP information without unreasonable efforts. Please see slide 3 for more information.

4 Strategic & Financial Highlights - July 28, 2026 FirstEnergy

Data Center Overview

FE: Cumulative Data Center Demand

Contracted Demand
6.4 GW
+50% vs. 1Q26

Total Demand
24.8 GW
+30% vs. 1Q26



Contracted
Pipeline
2,115
4,775
7,510
12,285
6,360
18,425
24,785
(MW)
2026F
2031F
2035F

- Contracted represents a contract to construct facilities and/or an electric service agreement
- General rule of thumb: ~$250M of transmission network upgrades for each 1 GW
  - Upgrades associated with contracted demand signed since Feb. 2026 not included in 2026-2030 investment plan

Data Center Demand – By State

(MW)		2026F	2031F	2035F
OH	Contracted	825	2,270	2,270
	Pipeline	-	2,665	6,290
	Total	**825**	**4,935**	**8,560**
PA	Contracted	275	770	990
	Pipeline	-	1,670	4,400
	Total	**275**	**2,440**	**5,390**
MD	Contracted	825	1,480	2,845
	Pipeline	-	1,120	1,975
	Total	**825**	**2,600**	**4,820**
WV	Contracted	175	175	175
	Pipeline	-	625	4,085
	Total	**175**	**800**	**4,260**
NJ	Contracted	15	80	80
	Pipeline	-	1,430	1,675
	Total	**15**	**1,510**	**1,755**
FE	Contracted	2,115	4,775	6,360
	Pipeline	-	7,510	18,425
	Total	**2,115**	**12,285**	**24,785**

Notable Increases vs. 1Q26: MD Contracted +1,365 MW | WV Pipeline +2,475 MW | PA Total +2,195 MW | OH Total +1,550 MW

Potential Additions

(Not in Pipeline)



101 GW
OH
PA
MD
WV
NJ

Load Studies [1]

We are uniquely positioned to take advantage of data center growth, both in our service territory and across the region

[1] Represents TTM 2Q26 Detailed Load Studies (DLS) / Conceptual Load Studies (CLS) greater than 500 MWs, not contracted or included in FE pipeline

5 Strategic & Financial Highlights - July 28, 2026 FirstEnergy

Strategic Updates Strategic & Financial Highlights - July 28, 20266 ■ Our WV data center demand (contracted + pipeline) increased to 4.3 GW in July ■ Uniquely positioned to provide new generation, creating opportunities for additional investment ■ Evaluating the right structure, focused on these key principles Bring new generation online faster Protect and create value for existing customers Support economic growth Deliver appropriate, market-based returns WV Data Center Opportunities ■ Meaningful regulatory proceedings across our system to support execution of our business plan ■ Our jurisdictional diversity gives us the flexibility to adjust our capital deployment as regulatory environments and investment opportunities evolve Regulatory Opportunities Three-year rate plan framework Working collaboratively with stakeholders Committed to economic development Significant opportunities to enhance the system Ohio New Jersey West Virginia FERC Transmission Building optionality into the business – capturing opportunities that enhance FirstEnergy’s sustainable, long-term growth plan

2nd Quarter 2026 Earnings Summary Strategic & Financial Highlights - July 28, 20267 $0.06 $0.46 $0.52 -$0.06 $0.00 $0.04 $0.00 2Q25 GAAP EPS Special Items 2Q25 Core EPS Distribution Integrated Stand-Alone Transmission Corp / Other $0.50 $0.00 $0.50 2Q26 Core EPS Special Items 2Q26 GAAP EPS Dx $0.28 Int $0.20 Tx $0.13 Corp ($0.15) Dx $0.28 Int $0.20 Tx $0.13 Corp ($0.09) Dx $0.22 Int $0.20 Tx $0.17 Corp ($0.09) Dx $0.25 Int $0.21 Tx $0.17 Corp ($0.13) See slides 19-25 for reconciliations of GAAP to Core EPS (Non-GAAP) and a description of special items. Rates & Investments +$0.01 Rates & Investments +$0.01 Rates & Investments +$0.04 Customer Demand* ($0.01) O&M / Other OpEx** ($0.05) O&M / Other OpEx** ($0.01) Financing & Other ($0.01) 2Q 2026 Core EPS of $0.50, in line with plan Growth from investments offset by planned operating expenses * Includes impact of weather ($0.02) and weather-adjusted load +$0.01 ** 2Q variance driven by timing of planned maintenance expenses, which is expected to reverse in 2H26

YTD 2026 Earnings Summary Strategic & Financial Highlights - July 28, 20268 $0.10 $1.09 $1.19 -$0.03 $0.01 $0.05 $0.00 YTD25 GAAP EPS Special Items YTD25 Core EPS Distribution Integrated Stand-Alone Transmission Corp / Other $1.22 ($0.02) $1.20 YTD26 Core EPS Special Items YTD26 GAAP EPS Dx $0.66 Int $0.44 Tx $0.27 Corp ($0.28) Dx $0.67 Int $0.44 Tx $0.27 Corp ($0.19) Dx $0.64 Int $0.45 Tx $0.32 Corp ($0.19) On track to deliver Core EPS of $2.62-$2.82 per share Dx $0.67 Int $0.48 Tx $0.32 Corp ($0.27) See slides 19-25 for reconciliations of GAAP to Core EPS (Non-GAAP) and a description of special items. Rates & Investments +$0.02 Rates & Investments +$0.03 Rates & Investments +$0.06 Customer Demand ($0.01) Customer Demand +$0.01 O&M / Other OpEx* ($0.02) O&M / Other OpEx* ($0.02) Financing & Other ($0.02) Financing & Other ($0.01) Financing & Other ($0.01) YTD 2026 Core EPS of $1.22, above YTD 2025 and in line with plan Growth from investments partially offset by planned operating expenses * YTD variance driven by timing of planned maintenance expenses, which is expected to reverse in 2H26

2026 Financial Updates Strategic & Financial Highlights - July 28, 20269 Key Financial Metrics Key Highlights TTM FE Earned ROE: 9.5% YTD26 Investments: $2.9B +19% vs. YTD25 Y-o-Y Total Transmission Rate Base Growth: 14% Confident in our 2026 outlook and ability to deliver sustainable value for shareholders Q-o-Q Industrial Load Growth: +4% In line with targeted returns On track for $6B investment plan in 2026 Significant rate base growth through strong execution Driven by strong manufacturing volumes YTD26 results in line with plan and reinforce our confidence in the path ahead Investments driving improved reliability, with a 12% Y-o-Y reduction in SAIDI Increased manufacturing volumes across most sectors; data center volumes expected to materialize in 2H26 Transmission rate base growth by segment: Integrated +22% | Stand-Alone +11%

Regulatory Updates Strategic & Financial Highlights - July 28, 202610 WEST VIRGINIA Base Rate Case • Expect an order for Inflation and Investment Adjustment mechanism by end of July 2026 • Proposed revenue increase of $76M in two phases, annual increase of $38M on August 1, 2026, and $38M on June 1, 2027 CPCN Filing • Hearings presented in July; expect regulatory order in 2H26 • Working to finalize long-term wholesale power agreement that would be filed with WV PSC and FERC; expect agreement to include protections and long-term benefits for WV customers • Advancing key contracts for major equipment, EPC, and gas lateral pipeline • Long-term financial plan expected to be updated following order Maidsville Energy Center (1.2 GW Gas CCGT), 70 MW Solar

Regulatory and Transmission Updates

OHIO

- **Filed Three-Year Rate Plan, accepted on July 1**
- Total capital investments of ~$2.5B
- Staff report due November 30, 2026, with hearings to begin March 1, 2027

NEW JERSEY

- **Expect to file base rate case in 3Q26**
- Consistent with objectives of Executive Order 1
- Filing based on 12-month test year ending 6/30/26
- Distribution rate base growth of nearly $1B since approval of last BRC (Feb. ‘24)

MARYLAND

- **Expect to file base rate case in 3Q26**
- Filing based on 12-month test year ending 3/31/26
- Reflecting continued investment in our Distribution system since approval of last BRC (Oct. ‘23)

TRANSMISSION

2026 PJM Open Window

- Scheduled to award projects in 1Q27
- Leverage strengths – **scale, planning expertise** and **strategic location** within PJM – to compete for opportunities

Data Center Demand

- Since April, contracted 2.1 GW of new demand and expect 1.5 GW to be contracted in the next two weeks
- Continue to see incremental investment opportunities from contracted demand

11 Strategic & Financial Highlights - July 28, 2026 FirstEnergy

Shareholder Value Proposition

- **$36B Customer-focused Investment Plan (2026-2030), driving 10% Rate Base CAGR**
  - **75% of projected investments in formula-rate recovery**, reducing regulatory lag
- **Expect to deliver near the top end of 6-8% Core EPS[1] CAGR through 2030**

- **Targeting ~14% FFO/Debt; Committed to maintaining BBB/Baa2 credit profile**
- **Strategic mix of cash from ops, debt and modest equity to fund growth**
- Focused on **continuous improvement** and **financial discipline**

- **Constructive regulatory frameworks** with **strong relationships** that support ongoing collaboration
- **Diversified and low-risk T/D/G assets** with a **focus on affordability**
- **Focused on delivering on our commitments,** supporting customers and investors

- **Total shareholder return opportunity of ~12%, with upside potential**
- **Committed to dividend growth** in line with 60%-70% payout ratio of Core EPS

Our diversified service territory, low-risk investment plan and a strong affordability position, provides the opportunity to significantly enhance the customer experience and provide attractive risk-adjusted returns to our investors

12 Strategic & Financial Highlights - July 28, 2026

[1] With respect to Core EPS guidance, the Company is unable to reconcile this forward-looking non-GAAP information without unreasonable efforts. Please see slide 3 for more information.

FirstEnergy

Quarterly Support & GAAP to Non-GAAP Reconciliations Strategic & Financial Highlights - July 28, 2026 14. WV Data Center Strategy 15. Wires Sales Summary 16. 2026 Regulatory Calendar 17. TTM Earned ROE Summary 18. Credit Ratings Summary Quarterly Support (Slide) 13 See YE25 Investor FactBook for additional information including FirstEnergy overview, 2026-2030 Financial plan, and additional business segment details 19. 2Q26 & 2Q25 GAAP to Non-GAAP Earnings Reconciliations 20. YTD26 & YTD25 GAAP to Non-GAAP Earnings Reconciliations 21. Special Items Descriptions 22. 2Q26 Earnings Results 23. 2Q25 Earnings Results 24. YTD26 Earnings Results 25. YTD25 Earnings Results GAAP to Non-GAAP Reconciliations (Slide)

West Virginia Data Center Strategy

- **Strong state leadership committed to digital infrastructure and economic growth**
  - Vertically-integrated construct solves for generation and transmission needs
  - Proximity to northern VA data center alley and major east coast cities
  - Certified high-impact data centers exempt from local zoning and other restrictions
  - 50 GW by 2050 initiative to support the next generation of the WV economy
- **FirstEnergy's WV data center strategy is guided by these data center principles and focused on delivering significant value for all stakeholders**

Data Center Principles	
Speed to power	Partner with prospective customers to advance through pipeline and into contracted demand
Customer protections	Ensure data centers pay for full power and grid costs
Societal benefits	Data centers support communities by lowering customer bills and increasing the tax base
Risk/Return	Ensure appropriate transfer of risk with market returns

Substantial Data Center interest near northern Virgina Hub


PA
OH
NJ
MD
WV
VA
Martinsburg
MD
WV
VA Data Center Alley
VA

WV Data Center demand[1] increased 137%, or 2.5 GW, since 1Q26

FirstEnergy is uniquely positioned to provide the generation needed to support Data Center growth, creating opportunities for additional investment while supporting economic development across the state

[1] Includes contracted + pipeline demand

14 Strategic & Financial Highlights - July 28, 2026

FirstEnergy

Wires Sales Summary Actual Sales and Weather-Adjusted Sales Strategic & Financial Highlights - July 28, 202615 Notes: Commercial includes street lighting. Totals may not foot due to rounding. (MWh in thousands) Actual Sales 2Q25 2Q26 % Chg TTM 2Q25 TTM 2Q26 % Chg Residential 11,957 11,734 -1.9% 55,456 56,235 1.4% Commercial 9,584 9,468 -1.2% 39,423 39,879 1.2% Industrial 12,969 13,546 4.4% 52,298 52,960 1.3% Total 34,510 34,748 0.7% 147,176 149,074 1.3% (MWh in thousands) Weather-Adjusted Sales 2Q25 2Q26 % Chg TTM 2Q25 TTM 2Q26 % Chg Residential 11,750 11,750 0.0% 55,180 55,456 0.5% Commercial 9,546 9,476 -0.7% 39,339 39,698 0.9% Industrial 12,969 13,546 4.4% 52,298 52,960 1.3% Total 34,265 34,772 1.5% 146,816 148,114 0.9% CDD HDD 2Q26 Weather Summary Days % Chg EPS Impact vs. Normal CDD 17 6% $0.00 HDD (45) -8% vs. 2Q25 CDD (1) 0% -$0.02 HDD (27) -5%

2026 Regulatory Calendar

Select Proceedings

Jurisdiction	Regulatory Matter	Key Dates
Ohio	▪ Three-Year Rate Plan (TYRP) ▪ Base Rate Case ▪ Data Center Tariff	▪ Application filed 5/22/26 and deemed complete 7/1/26; PUCO Staff Report due by 11/30/26; PUCO Staff testimony due 2/22/27; Evidentiary hearings commence 3/1/27 ▪ Order issued 11/19/25; final entry on rehearing 6/10/26; Appeals to Ohio Supreme Court due 8/10/26 ▪ Proposed tariff filed 6/12/26; Comments due 8/6/26 and reply comments due 8/25/26
Pennsylvania	▪ Default Service Plan VII	▪ Hearings held 6/15/26; Non-unanimous settlement filed 7/2/26; Final order expected in 4Q26; Effective 6/1/27
New Jersey	▪ Base Rate Case	▪ Expect to file in 3Q26; Expect new rates effective 2Q27
West Virginia	▪ CPCN ▪ Base Rate Case / Inflation & Investment Adj.	▪ Filed 2/13/26; Hearings held 7/16/26-7/17/26; expect regulatory order in 2H 2026 ▪ Filed 5/15/26; Hearing for Inflation & Investment Adjustment held 7/9/26; PSC order anticipated by 7/31/26
Maryland	▪ Base Rate Case	▪ Expect to file in 3Q26; Expect new rates effective 1Q27
FERC	▪ Transmission: Data Center TX Rate Design ▪ PJM Reliability Backstop Procurement ▪ PJM Governance	▪ On 6/18/26, FERC issued an "order to show cause" that requires PJM/PJM TOs to file tariff amendments to allocate the costs of transmission network upgrades that are built for "large loads."; Compliance filings due 11/16/26 ▪ PJM Board directed PJM to file proposal with FERC on 7/31/26 ▪ FERC technical conference held 7/23/26; further proceedings running through at least 9/26/26 have been announced

16 Strategic & Financial Highlights - July 28, 2026

FirstEnergy

TTM Earned ROE Summary TTM 6/30/26 Strategic & Financial Highlights - July 28, 202617 10.45% 11.7% 10.3% 9.88% 10.45% 9.5% 9.8% 10.2% 9.6% 10.05% 9.63% KATCo TrAILCo MAIT ATSI MD (Tx) MD (Dx) WV NJ (Tx) NJ (Dx) PA OH Allowed ROE by Jurisdiction(1) (1) See Slides 25-43 of the Investor FactBook (published 2/17/26) for additional details on Rate Base, ROEs, and Capital Structure (2) Represents allowed ROE in Nov. 2025 PUCO order in 2024 base rate case. (3) Represents current PA PUC benchmark ROE used for DSIC purposes. ROE was Settled in the last rate case. (3) Improving Consolidated ROE reflects execution of regulated strategies and financial discipline Segment Legend Distribution Integrated Stand-Alone Tx TTM Consolidated ROE in line with targeted ROE of 9.5%-10% FE Consolidated ROEs Note: ROEs calculated based on period-end Rate Base as noted above. Certain jurisdictions, including Transmission and WV/MD, use a 13-month average rate base for regulatory purposes. 8.8% 9.4% 9.8% 9.5% 2023A 2024A 2025A 6/30/26 Equity Layer 52% 53% 53% 53% Rate Base $26.3B $25.6B $27.8B $29.1B FE’s ownership of FET (including MAIT class B shares) of 82.8% at 12/31/23, 56.5% at 12/31/24, 55.9% at 12/31/25, and 55.6% at 6/30/26. (2)

Credit Ratings

As of July 28, 2026

	Issuer			Senior Secured			Senior Unsecured			Outlook		
	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch
FirstEnergy Corp.*	BBB+	Baa3	BBB				BBB	Baa3	BBB	S	P	S
Distribution Segment												
FirstEnergy Pennsylvania Electric Co.	A-	A3	A-	A	A1		A-	A3	A	S	S	S
Cleveland Electric Illuminating	BBB+	Baa3	BBB+				BBB+	Baa3	A-	S	S	P
Ohio Edison	A-	A3	BBB+	A	A1	A	A-	A3	A-	S	S	P
Toledo Edison	BBB+	Baa2	BBB+	A	A3	A				S	S	P
Integrated Segment												
Jersey Central Power & Light	BBB+	A3	A-				BBB+	A3	A	S	S	S
Monongahela Power	BBB	Baa2	A-	A-	A3	A+		Baa2		P	S	S
Allegheny Generating Co.	BBB-	Baa2	A-							S	S	S
Potomac Edison	BBB	Baa2	BBB+	A-	A3	A				P	S	S
Stand-Alone Transmission Segment												
FirstEnergy Transmission*	A	Baa2	BBB+				A-	Baa2	BBB+	S	S	S
American Transmission Systems Inc.	A	A3	A				A	A3	A+	S	S	S
Mid-Atlantic Interstate Transmission	A	A3	A				A	A3	A+	S	S	S
Trans-Allegheny Interstate Line Co.	A	A3	A				A	A3	A+	S	S	S
Keystone Appalachian Transmission Co.		A3	A-								S	S

*Holding company

S = Stable
P = Positive
N = Negative

Ratings are not recommendations to buy, sell, or hold securities. Ratings are subject to change or withdrawal at any time by the credit rating agencies.

Most Recent Ratings Changes

- **On March 30, 2026, Moody's changed the outlook of FirstEnergy Corp. (FE) to positive from stable**
  - **Moody's also affirmed FE's ratings, including its Baa3 Issuer and senior unsecured ratings**
- **On December 23, 2025, S&P upgraded FirstEnergy Corp.'s issuer rating to BBB+ from BBB.**
  - **S&P also upgraded all subsidiaries one notch, excluding Toledo Edison (TE), Mon Power (MP) and Potomac Edison (PE).**
  - **S&P affirmed the ratings of TE, MP and PE and revised the outlook of TE to stable and the outlooks of MP and PE to positive.**

FE Corp. and all subsidiaries are investment grade at all three rating agencies

18 Strategic & Financial Highlights - July 28, 2026

FirstEnergy

GAAP to Non-GAAP Earnings Reconciliations

2Q26 and 2Q25

2Q26	Dx	Int	Tx	Corp	FE Cons
Earnings (Loss) Attributable to FE Corp. (GAAP, $M)	**$143**	**$123**	**$97**	**($75)**	**288**
Earnings (Loss) Per Share	**$0.25**	**$0.21**	**$0.17**	**($0.13)**	**$0.50**
Net Pension/OPEB credits	(0.02)	(0.01)	-	-	(0.03)
ARO regulatory change	(0.01)	-	-	-	(0.01)
Investigation and other related costs	-	-	-	0.04	0.04
Total Special Items	**(0.03)**	**(0.01)**	**-**	**0.04**	**-**
Core Earnings (Loss) Per Share – Non-GAAP	**$0.22**	**$0.20**	**$0.17**	**($0.09)**	**$0.50**

2Q25	Dx	Int	Tx	Corp	FE Cons
Earnings (Loss) Attributable to FE Corp. (GAAP, $M)	**$161**	**$116**	**$75**	**($84)**	**$268**
Earnings (Loss) Per Share	**$0.28**	**$0.20**	**$0.13**	**($0.15)**	**$0.46**
Net Pension/OPEB credits	(0.01)	-	-	-	(0.01)
Debt-related costs	-	-	-	0.03	0.03
Investigation and other related costs	-	-	-	0.03	0.03
Reorganization costs	0.01	-	-	-	0.01
Total Special Items	**-**	**-**	**-**	**$0.06**	**$0.06**
Core Earnings (Loss) Per Share – Non-GAAP	**$0.28**	**$0.20**	**$0.13**	**($0.09)**	**$0.52**

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS and Core EPS (Non-GAAP) are based on 578M shares for the second quarter of 2026 and 577M shares for the second quarter of 2025.

Please see slide 3 for more information.

19 Strategic & Financial Highlights - July 28, 2026

FirstEnergy

GAAP to Non-GAAP Earnings Reconciliations

YTD 2026 and YTD 2025

YTD 2026	Dx	Int	Tx	Corp	FE Cons
Earnings (Loss) Attributable to FE Corp. (GAAP, $M)	$389	$276	$188	($160)	$693
Earnings (Loss) Per Share	$0.67	$0.48	$0.32	($0.27)	$1.20
Net Pension/OPEB credits	(0.02)	(0.03)	-	-	(0.05)
ARO regulatory change	(0.01)	-	-	-	(0.01)
Investigation and other related costs	-	-	-	0.08	0.08
Total Special Items	**(0.03)**	**(0.03)**	**-**	**0.08**	**0.02**
Core Earnings (Loss) Per Share – Non-GAAP	**$0.64**	**$0.45**	**$0.32**	**($0.19)**	**$1.22**

YTD 2025	Dx	Int	Tx	Corp	FE Cons
Earnings (Loss) Attributable to FE Corp. (GAAP, $M)	$379	$252	$156	($159)	$628
Earnings (Loss) Per Share	$0.66	$0.44	$0.27	($0.28)	$1.09
Net Pension/OPEB credits	(0.01)	(0.02)	-	-	(0.03)
Debt-related costs	-	-	-	0.03	0.03
Investigation and other related costs	-	-	-	0.05	0.05
Reorganization costs	0.02	0.02	-	-	0.04
Strategic transaction costs	-	-	-	0.01	0.01
Total Special Items	**0.01**	**-**	**-**	**$0.09**	**$0.10**
Core Earnings (Loss) Per Share – Non-GAAP	**$0.67**	**$0.44**	**$0.27**	**($0.19)**	**$1.19**

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS and Core EPS (Non-GAAP) are based on 578M shares for the first half of 2026 and 577M shares for the first half of 2025.

Please see slide 3 for more information.

20 Strategic & Financial Highlights - July 28, 2026

FirstEnergy

Special Items Descriptions YTD 2026 and YTD 2025 Strategic & Financial Highlights - July 28, 2026 ■ Net Pension/OPEB credits: Reflects net periodic pension and OPEB benefit costs and credits, excluding amounts recovered through formula rates. ■ ARO regulatory change: Related to changes in asset retirement obligations, primarily associated with changes in estimates for remediation obligations for various legacy coal combustion residual sites and the transfer of the McElroy’s Run coal ash disposal site to a third party. ■ Debt-related costs: Primarily reflects costs associated with the redemption and early retirement of debt. ■ Investigation and other related costs: Primarily reflects legal and advisory expenses related to the government investigations. ■ Reorganization costs: Primarily reflects transition and benefit costs associated with the Company's reorganization and transformation. ■ Signal Peak earnings impact: Reflects the after-tax equity earnings related to FirstEnergy’s former 33% interest in Signal Peak. ■ Strategic transaction charges: Primarily reflects charges related to the exit of a legacy purchase power contract. Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating, the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. 21

2nd Quarter 2026 Earnings Results

GAAP (in millions, except for per share amounts)

	(in millions, except for per share amounts)	Dx	Int	Tx	Corp	FE
(1)	Electric sales	$ 1,679	$ 1,387	$ 537	$ 4	$ 3,607
(2)	Other	35	47	7	(18)	71
(3)	Total Revenues	1,714	1,434	544	(14)	3,678
(4)	Fuel	—	156	—	—	156
(5)	Purchased power	608	544	—	5	1,157
(6)	Other operating expenses	662	418	95	(10)	1,165
(7)	Provision for depreciation	164	142	98	20	424
(8)	Amortization (deferral) of regulatory assets, net	(163)	(63)	1	—	(225)
(9)	General taxes	194	36	84	10	324
(10)	Total Operating Expenses	1,465	1,233	278	25	3,001
(11)	Operating Income (Loss)	249	201	266	(39)	677
(12)	Miscellaneous income (expense), net	31	24	3	(6)	52
(13)	Interest expense	(110)	(83)	(88)	(56)	(337)
(14)	Capitalized financing costs	6	19	27	—	52
(15)	Total Other Income (Expense)	(73)	(40)	(58)	(62)	(233)
(16)	Income taxes (benefits)	33	38	47	(26)	92
(17)	Income attributable to noncontrolling interest	—	—	64	—	64
(18)	Earnings (Loss) Attributable to FE	$ 143	$ 123	$ 97	$ (75)	$ 288
(19)	Average Shares Outstanding			578		
(20)	Earnings (Loss) per Share	$ 0.25	$ 0.21	$ 0.17	$ (0.13)	$ 0.50

Special Items

		Dx	Int	Tx	Corp	FE
(1)	Electric sales	$ —	$ —	$ —	$ —	$ —
(2)	Other	—	—	—	—	—
(3)	Total Revenues	—	—	—	—	—
(4)	Fuel	—	—	—	—	—
(5)	Purchased power	—	—	—	—	—
(6)	Other operating expenses	— [a][c][d]	(7) [c][d]	—	(23) [b][c]	(30)
(7)	Provision for depreciation	—	—	—	—	—
(8)	Amortization (deferral) of regulatory assets, net	—	—	—	—	—
(9)	General taxes	—	—	—	—	—
(10)	Total Operating Expenses	—	(7)	—	(23)	(30)
(11)	Operating Income (Loss)	—	7	—	23	30
(12)	Miscellaneous income (expense), net	(18) [c]	(18) [c]	—	4 [c]	(32)
(13)	Interest expense	—	—	—	1 [a]	1
(14)	Capitalized financing costs	—	—	—	—	—
(15)	Total Other Income (Expense)	(18)	(18)	—	5	(31)
(16)	Income taxes (benefits)	(4) [a][c][d]	(3) [c][d]	—	6 [a]-[c]	(1)
(17)	Income attributable to noncontrolling interest	—	—	—	—	—
(18)	Earnings (Loss) Attributable to FE	$ (14)	$ (8)	$ —	$ 22	$ —
(19)	Average Shares Outstanding			578		
(20)	Earnings (Loss) per Share	$ (0.03)	$(0.01)	$ —	$ 0.04	$ —

Core

		Dx	Int	Tx	Corp	FE
(18)	Earnings (Loss) Attributable to FE	$ 129	$ 115	$ 97	$ (53)	$ 288
(19)	Average Shares Outstanding			578		
(20)	Earnings (Loss) per Share	$ 0.22	$ 0.20	$ 0.17	$ (0.09)	$ 0.50

Special Items (after-tax impact):

	Dx	Int	Tx	Corp	FE
(a) ARO regulatory change	$ (8)	$ —	$ —	$ 1	$ (7)
(b) Investigation and other related costs	—	—	—	21	21
(c) Net Pension/OPEB credits	(7)	(9)	—	—	(16)
(d) Reorganization costs	1	1	—	—	2
Impact to Earnings	$ (14)	$ (8)	$ —	$ 22	$ —

22 Strategic & Financial Highlights - July 28, 2026

FirstEnergy

2nd Quarter 2025 Earnings Results

	(in millions, except for per share amounts)	GAAP Dx	GAAP Int	GAAP Tx	GAAP Corp	GAAP FE
(1)	Electric sales	$ 1,635	$ 1,255	$ 451	$ 4	$ 3,345
(2)	Other	40	6	5	(16)	35
(3)	Total Revenues	1,675	1,261	456	(12)	3,380
(4)	Fuel	—	168	—	—	168
(5)	Purchased power	517	432	—	4	953
(6)	Other operating expenses	634	306	74	(19)	995
(7)	Provision for depreciation	163	139	92	21	415
(8)	Amortization (deferral) of regulatory assets, net	(98)	(3)	2	—	(99)
(9)	General taxes	186	34	75	7	302
(10)	Total Operating Expenses	1,402	1,076	243	13	2,734
(11)	Operating Income (Loss)	273	185	213	(25)	646
(12)	Debt redemption costs	—	—	—	(24)	(24)
(13)	Miscellaneous income, net	25	19	9	(12)	41
(14)	Interest expense	(101)	(68)	(81)	(49)	(299)
(15)	Capitalized financing costs	7	15	20	—	42
(16)	Total Other Income (Expense)	(69)	(34)	(52)	(85)	(240)
(17)	Income taxes (benefits)	43	35	36	(26)	88
(18)	Income attributable to noncontrolling interest	—	—	50	—	50
(19)	Earnings (Loss) Attributable to FE	$ 161	$ 116	$ 75	$ (84)	$ 268
(20)	Average Shares Outstanding			577		
(21)	Earnings (Loss) per Share	$ 0.28	$ 0.20	$ 0.13	$ (0.15)	$ 0.46

	(in millions, except for per share amounts)	Special Items Dx	Special Items Int	Special Items Tx	Special Items Corp	Special Items FE
(1)	Electric sales	$ —	$ —	$ —	$ (4) (g)	$ (4)
(2)	Other	—	—	—	—	—
(3)	Total Revenues	—	—	—	(4)	(4)
(4)	Fuel	—	—	—	—	—
(5)	Purchased power	—	—	—	(5) (g)	(5)
(6)	Other operating expenses	(15) (d)(e)	(11) (d)(e)	—	(15) (a)(c)-(e)(g)	(41)
(7)	Provision for depreciation	(1) (e)	—	—	(1) (a)	(2)
(8)	Amortization (deferral) of regulatory assets, net	—	—	—	—	—
(9)	General taxes	—	(1) (e)	—	—	(1)
(10)	Total Operating Expenses	(16)	(12)	—	(21)	(49)
(11)	Operating Income (Loss)	16	12	—	17	45
(12)	Debt redemption costs	—	—	—	24 (b)	24
(13)	Miscellaneous income, net	(14) (d)	(15) (d)	—	— (d)(f)	(29)
(14)	Interest expense	—	—	—	2 (b)	2
(15)	Capitalized financing costs	—	—	—	—	—
(16)	Total Other Income (Expense)	(14)	(15)	—	26	(3)
(17)	Income taxes (benefits)	2 (d)(e)	(1) (d)(e)	—	7 (a)-(g)	8
(18)	Income attributable to noncontrolling interest	—	—	—	—	—
(19)	Earnings (Loss) Attributable to FE	$ —	$ (2)	$ —	$ 36	$ 34
(20)	Average Shares Outstanding			577		
(21)	Earnings (Loss) per Share	$ —	$ —	$ —	$ 0.06	$ 0.06

	(in millions, except for per share amounts)	Core Dx	Core Int	Core Tx	Core Corp	Core FE
(19)	Earnings (Loss) Attributable to FE	$ 161	$ 114	$ 75	$ (48)	$ 302
(20)	Average Shares Outstanding			577		
(21)	Earnings (Loss) per Share	$ 0.28	$ 0.20	$ 0.13	$ (0.09)	$ 0.52

Special Items (after-tax impact):	Dx	Int	Tx	Corp	FE
(a) ARO regulatory change	$ —	$ —	$ —	$ 1	$ 1
(b) Debt-related costs	—	—	—	19	19
(c) Investigation and other related costs	—	—	—	15	15
(d) Net Pension/OPEB credits	(3)	(5)	—	—	(8)
(e) Reorganization costs	3	3	—	1	7
(f) Signal Peak earnings impact	—	—	—	(2)	(2)
(g) Strategic transaction charges	—	—	—	2	2
Impact to Earnings	$ —	$ (2)	$ —	$ 36	$ 34

23 Strategic & Financial Highlights - July 28, 2026

FirstEnergy

YTD 2026 Earnings Results

	(in millions, except for per share amounts)	GAAP				
		Dx	Int	Tx	Corp	FE
(1)	Electric	$3,629	$2,929	$1,046	$ 14	$ 7,618
(2)	Other	75	208	14	(35)	262
(3)	Total Revenues	3,704	3,137	1,060	(21)	7,880
(4)	Fuel	—	317	—	—	317
(5)	Purchased power	1,370	1,207	—	9	2,586
(6)	Other operating expenses	1,378	1,090	174	(17)	2,625
(7)	Provision for depreciation	329	281	195	40	845
(8)	Amortization (deferral) of regulatory assets, net	(417)	(268)	3	—	(682)
(9)	General taxes	417	76	167	24	684
(10)	Total Operating Expenses	3,077	2,703	539	56	6,375
(11)	Operating Income (Loss)	627	434	521	(77)	1,505
(12)	Miscellaneous income (expense), net	60	50	6	(16)	100
(13)	Interest expense	(217)	(161)	(173)	(112)	(663)
(14)	Capitalized financing costs	16	37	52	1	106
(15)	Total Other Expense	(141)	(74)	(115)	(127)	(457)
(16)	Income taxes (benefits)	97	84	93	(44)	230
(17)	Income attributable to noncontrolling interest	—	—	125	—	125
(18)	Earnings (Loss) Attributable to FE	$ 389	$ 276	$ 188	$ (160)	$ 693
(19)	Average Shares Outstanding			578		
(20)	Earnings (Loss) per Share	$ 0.67	$ 0.48	$ 0.32	$ (0.27)	$ 1.20

		Special Items					Core				
		Dx	Int	Tx	Corp	FE	Dx	Int	Tx	Corp	FE
(1)	Electric	$ —	$ —	$ —	$ —	$ —					
(2)	Other	—	—	—	—	—					
(3)	Total Revenues	—	—	—	—	—					
(4)	Fuel	—	—	—	—	—					
(5)	Purchased power	—	—	—	—	—					
(6)	Other operating expenses	(10) (a)(c)(d)	(14) (c)(d)	—	(51) (b)(c)	(75)					
(7)	Provision for depreciation	—	—	—	—	—					
(8)	Amortization (deferral) of regulatory assets, net	—	—	—	—	—					
(9)	General taxes	—	—	—	—	—					
(10)	Total Operating Expenses	(10)	(14)	—	(51)	(75)					
(11)	Operating Income (Loss)	10	14	—	51	75					
(12)	Miscellaneous income (expense), net	(35) (c)	(36) (c)	—	8 (c)	(63)					
(13)	Interest expense	—	—	—	2 (a)	2					
(14)	Capitalized financing costs	—	—	—	—	—					
(15)	Total Other Expense	(35)	(36)	—	10	(61)					
(16)	Income taxes (benefits)	(6) (a)(c)(d)	(6) (c)(d)	—	13 (a)-(c)	1					
(17)	Income attributable to noncontrolling interest	—	—	—	—	—					
(18)	Earnings (Loss) Attributable to FE	$ (19)	$ (16)	$ —	$ 48	$ 13	$ 370	$ 260	$ 188	$ (112)	$ 706
(19)	Average Shares Outstanding			578					578		
(20)	Earnings (Loss) per Share	$ (0.03)	$ (0.03)	$ —	$ 0.08	$ 0.02	$0.64	$0.45	$0.32	$(0.19)	$1.22

Special Items (after-tax impact):	Dx	Int	Tx	Corp	FE
(a) ARO regulatory change	$ (8)	$ —	$ —	$ 2	$ (6)
(b) Investigation and other related costs	—	—	—	46	46
(c) Net Pension/OPEB credits	(12)	(17)	—	—	(29)
(d) Reorganization costs	1	1	—	—	2
Impact to Earnings	$ (19)	$ (16)	$ —	$ 48	$ 13

24 Strategic & Financial Highlights - July 28, 2026

FirstEnergy

YTD 2025 Earnings Results

	(in millions, except for per share amounts)	GAAP					Special Items					Core				
		Dx	Int	Tx	Corp	FE	Dx	Int	Tx	Corp	FE	Dx	Int	Tx	Corp	FE
(1)	Electric	$3,531	$2,588	$ 937	$ 8	$ 7,064	$ —	$ —	$ —	$ (9) [g]	$ (9)					
(2)	Other	80	22	10	(31)	81	—	—	—	—	—					
(3)	Total Revenues	3,611	2,610	947	(23)	7,145	—	—	—	(9)	(9)					
(4)	Fuel	—	317	—	—	317	—	—	—	—	—					
(5)	Purchased power	1,127	904	—	10	2,041	—	—	—	(12) [g]	(12)					
(6)	Other operating expenses	1,261	643	172	(47)	2,029	(39) [d][e]	(29) [d][e]	—	(28) [a][c]-[e][g]	(96)					
(7)	Provision for depreciation	325	277	183	41	826	(1) [e]	—	—	(1) [a]	(2)					
(8)	Amortization (deferral) of regulatory assets, net	(117)	5	3	—	(109)	—	—	—	—	—					
(9)	General taxes	396	71	149	25	641	—	(1) [e]	—	—	(1)					
(10)	Total Operating Expenses	2,992	2,217	507	29	5,745	(40)	(30)	—	(41)	(111)					
(11)	Operating Income (Loss)	619	393	440	(52)	1,400	40	30	—	32	102					
(12)	Debt redemption costs	—	—	—	(24)	(24)	—	—	—	24 [b]	24					
(13)	Miscellaneous income (expense), net	51	37	13	(24)	77	(28) [d][e]	(30) [d]	—	5 [d][f]	(53)					
(14)	Interest expense	(200)	(133)	(154)	(100)	(587)	—	—	—	2 [b]	2					
(15)	Capitalized financing costs	12	30	37	1	80	—	—	—	—	—					
(16)	Total Other Expense	(137)	(66)	(104)	(147)	(454)	(28)	(30)	—	31	(27)					
(17)	Income taxes (benefits)	103	75	76	(40)	214	3 [d][e]	— [d][e]	—	12 [a]-[g]	15					
(18)	Income attributable to noncontrolling interest	—	—	104	—	104	—	—	—	—	—					
(19)	Earnings (Loss) Attributable to FE	$ 379	$ 252	$ 156	$ (159)	$ 628	$ 9	$ —	$ —	$ 51	$ 60	$ 388	$ 252	$ 156	$ (108)	$ 688
(20)	Average Shares Outstanding			577					577					577		
(21)	Earnings (Loss) per Share	$ 0.66	$ 0.44	$ 0.27	$ (0.28)	$ 1.09	$ 0.01	$ —	$ —	$ 0.09	$ 0.10	$0.67	$0.44	$0.27	$(0.19)	$1.19

Special Items (after-tax impact):	Dx	Int	Tx	Corp	FE
(a) ARO regulatory change	$ —	$ —	$ —	$ 1	$ 1
(b) Debt-related costs	—	—	—	19	19
(c) Investigation and other related costs	—	—	—	29	29
(d) Net Pension/OPEB credits	(6)	(11)	—	—	(17)
(e) Reorganization costs	15	11	—	1	27
(f) Signal Peak earnings impact	—	—	—	(2)	(2)
(g) Strategic transaction charges	—	—	—	3	3
Impact to Earnings	$ 9	$ —	$ —	$ 51	$ 60

25 Strategic & Financial Highlights - July 28, 2026

FirstEnergy